UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) June 7, 2023
GCM Grosvenor Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39716	85-2226287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Michigan Avenue Suite 1100 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)
(312) 506-6500
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GCMG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	GCMGW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2023, GCM Grosvenor Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). As further described in Item 5.07 below, at the Annual Meeting, the Company’s stockholders approved the GCM Grosvenor Inc. Amended and Restated Incentive Award Plan (the “Amended and Restated Plan”), which had been previously approved by the Company’s Board of Directors, subject to stockholder approval.

A description of the material terms of the Amended and Restated Plan is set forth in the section entitled “Proposal 3 – Approval of the Amended and Restated GCM Grosvenor Inc. 2020 Incentive Award Plan” starting on page 17 of the Company’s Definitive Proxy Statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 25, 2023 (the “Proxy Statement”), which is incorporated herein by reference. The description is qualified in its entirety by reference to the Amended and Restated Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, holders of the Company's Class A common stock were entitled to one vote per share held as of the close of business on April 10, 2023 (the “Record Date”) and holders of the Company's Class C common stock were entitled to 0.865799418 votes per share held as of the Record Date.

Class A common stockholders representing 33,317,405 votes and the Class C common stockholder representing 124,878,792 votes were represented online or by proxy at the Annual Meeting, representing approximately 94.8% of the combined voting power of the Company's Class A and Class C common stock as of the Record Date. Below are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Proxy Statement.

Proposal One. To elect Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan R. Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III as directors to serve until the Annual Meeting of Stockholders to be held in 2024, and until their respective successors shall have been duly elected and qualified. The results of the voting were as follows:

Nominee	For	Withheld	Broker Non-Votes
Michael J. Sacks	136,432,629	18,250,441	3,513,127
Angela Blanton	138,309,661	16,373,409	3,513,127
Francesca Cornelli	138,308,855	16,374,215	3,513,127
Jonathan R. Levin	140,567,530	14,115,540	3,513,127
Stephen Malkin	140,566,858	14,116,212	3,513,127
Blythe Masters	138,249,087	16,433,983	3,513,127
Samuel C. Scott III	137,606,380	17,076,690	3,513,127

Proposal Two. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
135,868,035	22,316,891	11,271	0

Proposal Three. To approve the Amended and Restated GCM Grosvenor Inc. Incentive Award Plan. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
132,681,082	19,889,663	2,112,325	3,513,127

Based on the foregoing votes, Michael J. Sacks, Angela Blanton, Francesca Cornelli, Jonathan R. Levin, Stephen Malkin, Blythe Masters and Samuel C. Scott III were elected as directors and Proposal Two and Proposal Three were approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

10.1        GCM Grosvenor Inc. Amended and Restated Incentive Award Plan
104        Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCM Grosvenor Inc.
Date: June 12, 2023	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	Chief Executive Officer
4